As Filed with the Securities and Exchange Commission on June 28, 2012.

REGISTRATION NO. [_________]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EDAC TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Wisconsin
(State or Other Jurisdiction of Incorporation or Organization)
39-1515599
(I.R.S. Employer Identification Number)
1806 New Britain Avenue, Farmington, Connecticut 06032 (860) 677-2603
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Glenn L. Purple Vice President and Chief Financial Officer EDAC Technologies Corporation 1806 New Britain Avenue, Farmington, CT 06032 (860) 677-2603
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of All Communications to:

Edward J. Samorajczyk, Jr., Esq.
Robinson & Cole LLP
280 Trumbull Street
Hartford, Connecticut  06103
(860) 275-8299

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.0025 par value	150,523	$11.35	$1,708,436.05	$195.79

___________________________

(1)  Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock by reason of any stock dividend, stock split, recapitalization or similar transaction or to cover such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments, effected without the Registrant’s receipt of consideration, which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low prices of the common stock of the Registrant as reported by the NASDAQ Capital Market on June 27, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED June 28, 2012

PROSPECTUS

150,523 Shares of Common Stock

On June 1, 2012, EDAC Technologies Corporation (“EDAC” or “we”) issued 150,523 shares of our common stock, par value of $.0025 per share, to John W. Leveille and Vincent A. Mammano (the “Purchasers”). Under this prospectus, the Purchasers and any of their pledgees, donees, transferees or other successors-in-interest may offer and resell these shares of our common stock for their own accounts. We will not receive any of the proceeds from the sale of these shares by the selling shareholders.

The Purchasers may sell their shares from time to time at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We have agreed to bear all of the expenses in connection with the registration of the shares, except for underwriting discounts and selling commissions.

Our common stock is listed on the NASDAQ Capital Market under the symbol “EDAC”.  The last reported sale price of our common stock on the NASDAQ Capital Market on [____] [___], 2012 was $[____] per share.

Our principal executive offices are located at 1806 New Britain Avenue, Farmington, CT 06032, and our telephone number is (860) 677-2603.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [____] [___], 2012.

TABLE OF CONTENTS

i

FORWARD-LOOKING STATEMENTS

All statements other than historical statements contained in this prospectus constitute “forward-looking statements”.  Without limitation, these forward looking statements include statements regarding our business strategy and plans, statements about the adequacy of our working capital and other financial resources, statements about our bank agreements, statements about our backlog, statements about our action to improve operating performance, and other statements herein that are not of a historical nature.  These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from such statements.  These include, but are not limited to, factors which could affect demand for our products and services such as general economic conditions and economic conditions in the aerospace industry and the other industries in which we compete; competition from our competitors; our ability to effectively use business-to-business tools on the Internet to improve operating results; the adequacy of our revolving credit facility and other sources of capital; and other factors discussed in our annual report on Form 10-K for the year ended December 31, 2011.  We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a continuous offering process.  Under this continuous offering process, the selling shareholders may, from time to time, sell the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities that may be offered by the selling shareholders.  Each time a selling shareholder sells securities, such selling shareholder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing more specific information about such selling shareholder and the terms of the securities being offered.  The prospectus supplement may also add, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.  You should read carefully both this prospectus and any prospectus supplement, including documents incorporated by reference herein and therein, together with the additional information described in the section entitled “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

ii

SUMMARY

This summary highlights information contained elsewhere in this prospectus and in the documents incorporated by reference herein and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our business information, financial statements and the related notes, incorporated by reference in this prospectus, as well as the information set forth in any prospectus supplement. You should carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

EDAC Technologies Corporation

General

EDAC was incorporated in Wisconsin in 1985.  EDAC and its wholly-owned subsidiaries Gros-Ite Industries, Inc., Apex Machine Tool Company, Inc., and EBTEC Corporation, provide complete design, manufacture and service meeting the precision requirements of some of the most exacting customers in the world for tooling, fixtures, molds, jet engine components and machine spindles.  As a result of EDAC’s recent acquisition of EBTEC Corporation (“EBTEC”), EDAC is also is engaged in the business of providing precision fabricating services, including electron beam welding, laser welding, cutting and drilling, abrasive waterjet cutting and conventional machining, fabrication and welding services, and surface texturing. EDAC and its subsidiaries operate as two business segments.

Products

EDAC AERO produces low pressure turbine cases, hubs, rings, disks and other complex, close tolerance components for all major aircraft engine and ground turbine manufacturers. This product line specializes in turnings and 4 and 5 axis milling of difficult-to-machine alloys such as waspalloy, hastalloy, inconnel, titanium, high nickel alloys, aluminum and stainless steels. Its products also include rotating components, such as disks, rings and shafts.  Precision assembly services include assembly of jet engine sync rings, aircraft welding and riveting, post-assembly machining and sutton barrel finishing.  EDAC AERO also includes the business of Aero Engine Component Repair, which is engaged in precision machining for the maintenance and repair of selected components in the aircraft engine industry.  Geographic markets include the United States, Canada, Mexico, Europe and Asia, although most of this product line’s sales come from the United States.

EDAC AERO serves industrial customers through its Apex Machine Tool and Machinery product lines.

Apex Machine Tool designs and manufactures highly sophisticated fixtures, precision gauges, close tolerance plastic injection molds and precision component molds for composite parts and specialized machinery.  A unique combination of highly skilled toolmakers and machinists and leading edge technology has enabled Apex to provide exacting quality to customers who require tolerances to +/- .0001 inches.  Geographic markets include the United States, Canada and Europe, although almost all sales come from the United States.

EDAC Machinery designs, manufactures and repairs all types of precision rolling element bearing spindles including hydrostatic and other precision rotary devices.  Custom spindles are completely assembled in a Class 10,000 Clean Room and are built to suit any manufacturing application up to 100 horsepower and speeds in excess of 100,000 revolutions per minute.  Machinery’s repair service can recondition all brands of precision rolling element spindles, domestic or foreign. We also manufacture and service precision grinders as a part of our Machinery product line. The Machinery product line serves a variety of customers: machine tool manufacturers, special machine tool builders and integrators, industrial end-users, and powertrain machinery manufacturers and end-users.  Geographic markets include the U.S., Canada, Mexico, Europe and Asia, although sales come primarily from the United States.

EBTEC Corporation. EDAC acquired EBTEC on June 1, 2012.  EBTEC is now a wholly-owned subsidiary of EDAC, and will be operated by EDAC as its EBTEC Division of its AERO segment. EBTEC is engaged in the business of providing precision fabricating services, including electron beam welding, laser welding, cutting and drilling, abrasive waterjet cutting and conventional machining, fabrication and welding services, and surface texturing.

We currently offer design and manufacturing services for a wide range of industries in areas such as special tooling, equipment and gauges, and components used in the manufacture, assembly and inspection of jet engines.  We also specialize in the design and repair of precision spindles.  Spindles are an integral part of numerous machine tools which are found in virtually any type of manufacturing environment.  We have introduced new spindle proprietary products for the woodworking and automotive markets, and in July 2003, we entered into an exclusive worldwide licensing agreement to develop, design, manufacture and market a patented hydrostatic spindle product line.

We maintain manufacturing facilities with computerized, numerically controlled machining centers, and grinding, welding, painting and assembly capabilities. Products manufactured by us include precision rings, and other components for jet engines, industrial spindles and specialized machinery designed by us or others and other assemblies requiring close tolerances.

Corporate Information

Our principal executive offices are located at 1806 New Britain Avenue, Farmington, CT 06032, and our telephone number is (860) 677-2603. Our website address is www.edactechnologies.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

The Offering

Common stock offered	150,523 shares.

Common stock outstanding	5,247,691 shares.(1)

Risk factors
Investment in our securities involves a degree of risk. You should carefully consider the risk factors described under the section entitled “Risk Factors”, as well as any other information in this prospectus, any prospectus supplement and any document incorporated herein or therein by reference before investing in any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Use of proceeds
The proceeds from the sale of the shares of our common stock being offered by the selling shareholders pursuant to this prospectus and any prospectus supplement, if applicable, net of any broker’s fee or commissions, will belong to the selling shareholders. We will not receive any of the proceeds from the sale of these shares. See section entitled “Use of Proceeds”.

Plan of Distribution
The shares may be offered and sold from time to time by Purchasers, and any pledgees, donees, transferees or other successors-in-interest, through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See section entitled “Plan of Distribution”.

NASDAQ Capital Market Symbol	EDAC.

(1) The above outstanding share information is based upon shares of our common stock outstanding as of June 28, 2012. The above outstanding share information excludes: (i) 805,199 shares of our common stock issuable upon the exercise of any options outstanding as of June 28, 2012; and (ii) 142,035 shares of our common stock available for future awards under our 2000 Employee Stock Option Plan, 2000-B Employee Stock Option Plan, 2008 Equity Incentive Plan and 2011 Equity Incentive Plan, but includes 45,000 shares of our common stock issuable upon the vesting of our restricted stock issued pursuant to such plans.

RISK FACTORS

Our business, operating results, financial condition and cash flows can be impacted by a number of factors, including those set forth below, any one of which could cause our actual results to vary materially from recent results.  Before investing in our securities, please consider the risks summarized in this section. Our financial condition, results of operations, cash flows, and future results may also be impacted by other risk factors and matters discussed from time to time in our future filings with the SEC, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q.

We depend on revenues from a small number of significant customers. Any loss, cancellation, reduction or delay in purchases by these customers could harm our business.

Our largest customer accounted for 34% of our sales during fiscal 2011.  Our success will depend on our continued ability to develop and manage relationships with this and other significant customers. Some of our customers could in the future shift some or all of their purchases from us to our competitors, or to other sources, or bring such business in-house.  The loss of one or more of our largest customers, a significant reduction or delay in sales to one or more of these customers, an inability to successfully develop relationships with new customers, or future price concessions we could make to retain customers could significantly reduce our sales and profitability.

Our financial performance is dependent on the conditions of the aerospace industry.

Sales to our aerospace customers, which generated 79% of our total sales in 2011, are directly tied to the economic conditions in the commercial aviation and defense industries. The aviation industry is cyclical, and capital spending by airlines and aircraft manufacturers may be influenced by a wide variety of factors including current and predicted traffic levels, load factors, aircraft fuel pricing, labor issues, competition, the retirement of older aircraft, regulatory changes, terrorism and related safety concerns, general economic conditions, worldwide airline profits and backlog levels. Also, since a significant portion of the backlog for commercial customers is scheduled for delivery beyond 2012, changes in economic conditions may cause customers to request that firm orders be rescheduled or canceled.  A reduction in capital spending in the aviation or defense industries could have a significant effect on the sales of our EDAC Aero and Apex Machine Tool product lines, which could have an adverse effect on our financial performance or results of operations.

Additionally, during a downturn in the cyclical aviation industry, there is substantial pressure on suppliers like us from original equipment manufacturers (“OEMs”) in the aerospace industry to reduce prices on new orders. We attempt to manage such downward pricing pressure, while trying to preserve our business relationships with our customers, by seeking to reduce our production costs through various measures, including purchasing raw materials and components at lower prices and implementing cost reduction strategies.  If we were unable to offset OEM price reductions, our profitability and cash flows could be adversely affected.

Further, the consolidation and combination of defense or other manufacturers may eliminate customers from the industry and/or put downward pricing pressures on sales of component parts.  For example, the consolidation that has occurred in the defense industry in recent years has significantly reduced the overall number of defense contractors in the industry.  In addition, if one of our customers is acquired or merged with another entity, the new entity may discontinue using us as a supplier because of an existing business relationship of the acquiring company or because it may be more efficient to consolidate certain suppliers within the newly formed enterprise. The significance of the impact that such consolidation may have on our business is difficult to predict because we do not know when or if one or more of our customers will engage in merger or acquisition activity.  However, if such activity involved our material customers it could materially impact our revenues and profitability.

The aerospace industry is highly competitive, and this competition could reduce our profitability or limit our ability to grow.

The aerospace industry is highly competitive.  We compete with many U.S. and non-U.S. companies as well as the in-house manufacturing and service capabilities of large manufacturers, some of which may benefit from lower labor costs than ours.  We compete primarily based on product qualifications, service and price.  Certain competitors are larger than we are or are subsidiaries of larger entities and may be better able to manage costs than us or may have greater financial resources than we have.  Due to the competitiveness in the aerospace industry, we may not be able to increase prices for our products to cover increases in our costs, or we may face pressure to reduce prices, which could materially reduce our revenues, gross margin and profitability.  Competitive factors, including changes in market penetration, increased price competition and the introduction of new products and technology by existing and new competitors could result in a material reduction in our revenues and profitability.

We may not realize all of the sales expected from our existing EDAC Aero backlog.

There is an ongoing risk that aerospace orders may be cancelled or rescheduled due to fluctuations in our customers’ business needs and market conditions.  We consider backlog to be firm customer orders for future delivery. Certain of our customers have the right to terminate, reduce or defer firm orders that we have in backlog. If a customer terminates or reduces firm orders, we are able to invoice for work performed, but our future sales would be adversely affected.

Also, the realization of sales from new and existing programs of all of our customers is inherently subject to a number of important risks and uncertainties, including whether our customers will execute the launch of product programs on time, or at all, and the number of units that our customers will actually produce.

We maintain a frozen defined benefit pension plan.

Declines in the stock market and prevailing interest rates could cause an increase in our pension benefit expenses in the future and result in reductions in our pension fund asset values and increases in our pension benefit obligations. These changes could cause a reduction in our net worth and may require us to make higher cash contributions to our pension plan in the future.

Any product liability claims in excess of insurance could adversely affect our financial condition.

There are potential product liability risks that are inherent in the design, manufacture and sale of certain of our products.  While we believe that our liability insurance is adequate to protect us from these liabilities, our insurance may not cover all liabilities.   Any material liability not covered by insurance could have a material adverse effect on our financial condition, results of operations and cash flows.

We depend heavily on our senior management and other key personnel, the loss of whom could materially affect our financial performance and prospects.

Our business is managed by a small number of key executive officers, including Dominick A. Pagano and Glenn L. Purple.  Our future success will depend on, among other things, our ability to keep the services of these executives and to hire other highly qualified employees at all levels.  We compete with other potential employers for employees, and we may not be successful in hiring and retaining executives and other skilled employees that we need. Our ability to successfully execute our business strategy, market and develop our products and serve our customers could be adversely affected by a shortage of available skilled employees or executives.

We face costs and risks associated with maintaining effective internal control over financial reporting.

Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) requires our management to include in our annual reports on Form 10-K their report on the operating effectiveness of our internal controls over financial reporting.  The process of maintaining and evaluating the effectiveness of our internal control over financial reporting requires us to incur expense and to devote resources on an on-going basis.

In the event that our management determines that our internal control over financial reporting is not effective as defined under Section 404, we could be subject to regulatory scrutiny and a loss of confidence among our current and potential shareholders and customers in our financial reporting and disclosure, which could adversely affect our business.

We engage in acquisitions and may encounter difficulties integrating acquired businesses with our current operations; therefore, we may not realize the anticipated benefits of these acquisitions. Additionally, we incur additional debt in financing our acquisitions.

We seek to grow through strategic acquisitions in addition to internal growth. In the past several years, we have made various acquisitions to expand our business and may do so in the future. Our due diligence reviews may not identify all of the material issues necessary to accurately estimate the cost and potential loss contingencies of a particular transaction. We may incur unanticipated costs or expenses, including expenses associated with litigation and other liabilities. We also may encounter difficulties in integrating acquisitions with our operations, applying our internal controls processes to these acquisitions, or in managing strategic investments. Additionally, we may not realize the degree or timing of benefits we anticipate when we first enter into a transaction.

As discussed above, we recently acquired EBTEC, which is now a wholly-owned subsidiary of EDAC. We currently operate EBTEC as a division of our AERO segment. Approximately 85% of the purchase price was funded by financing from TD Bank, N.A. Our financing arrangements include restrictions and covenants that may be affected by events beyond our control. If we breach any of these restrictions or covenants and do not obtain a waiver from the lender, then, subject to applicable cure periods, our outstanding indebtedness could be declared immediately due and payable.

USE OF PROCEEDS

The proceeds from the sale of the shares of our common stock, par value $0.0025 per share (the “Shares”) being offered by the selling shareholders pursuant to this prospectus and any prospectus supplement, if applicable, net of any broker’s fee or commissions, will belong to the selling shareholders. Accordingly, we will not receive any of the proceeds from the sale of these Shares.

SELLING SHAREHOLDERS

On June 1, 2012, EDAC entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Aquasium Technology Limited, John W. Leveille and Vincent A. Mammano, pursuant to which EDAC acquired all of the outstanding stock of EBTEC (the “Acquisition”). The Acquisition closed on June 1, 2012.  Approximately 85% of the purchase price was paid in cash, funded through a credit facility.  The remaining 15% was funded through the issuance by EDAC of the Shares to Mr. Leveille and Mr. Mammano, who were stockholders of EBTEC prior to the Acquisition. In accordance with the terms of the Purchase Agreement, EDAC issued to Mr. Leveille 100,349 Shares, and issued to Mr. Mammano 50,174 Shares, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the terms of the Purchase Agreement, EDAC agreed to file a Registration Statement on Form S-3 relating to the offer and resale to the public of the Shares from time to time on a continuous basis.

Mr. Leveille is an individual residing at 1600 Southampton Road, Montgomery, Massachusetts 01085, and beneficially owned 100,349 Shares prior to this offering. Mr. Mammano is an individual residing at 29 Devine Road, Suffield, Connecticut 06078, and beneficially owned 50,174 Shares prior to this offering.  These individuals are offering up to 150,523 Shares for sale in this offering, and shall beneficially own no Shares after this offering, assuming all Shares registered hereunder are sold.  Under the rules of the SEC, beneficial ownership includes Shares over which the indicated beneficial owner exercises voting or investment power. Beneficial ownership is determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and generally includes voting or investment power with respect to securities and including any securities that grant the selling shareholders the right to acquire common stock within 60 days.  We believe that the selling shareholders have sole voting and investment power with respect to all Shares beneficially owned by them.

The Shares for sale in this offering may be sold by the selling shareholders, by those persons or entities to whom they transfer, donate, devise, pledge or distribute such Shares or by other successors in interest. The information regarding Shares beneficially owned after this offering assumes the sale of all shares offered by the selling shareholders. The selling shareholders may sell less than all of the Shares described above. In addition, the Shares described above may be sold pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of Shares the selling shareholders will sell under this prospectus.

Mr. Leveille is currently an employee of EBTEC, a wholly-owned subsidiary of EDAC. Pursuant to the terms of a letter agreement among Mr. Leveille, EBTEC and EDAC, executed in connection with the Acquisition, Mr. Leveille currently serves as President of the EBTEC Division of EDAC, and unless either EBTEC or Mr. Leveille decides to terminate Mr. Leveille’s employment before December 31, 2012, Mr. Leveille and EDAC will enter into an employment agreement pursuant to which Mr. Leveille will serve as the EBTEC Division President (or a reasonably comparable position) for the 2013 fiscal year.  Prior to the Acquisition, Mr. Leveille was a minority shareholder, officer and director of EBTEC.

Pursuant to the terms of an accepted offer of employment from EDAC executed in connection with the Acquisition, Mr. Mammano is currently the divisional controller of the EBTEC Division of EDAC, and no later than November 15, 2012 will receive from EDAC a new offer letter setting forth the proposed terms of his employment for the 2013 fiscal year.  Prior to the Acquisition, Mr. Mammano was a minority shareholder and officer of EBTEC.

We agreed to file a registration statement to register the resale of the Shares issued to Mr. Leveille and Mr. Mammano pursuant to the terms of the Purchase Agreement. We have also agreed to prepare and file all amendments and supplements necessary to keep the registration statement effective until the earlier of (i) the date on which the Shares covered by the registration statement may be sold without restriction (including volume limitations) pursuant to Rule 144 under the Securities Act or any successor rule thereto and (ii) the date on which all the Shares covered by the registration statement have been sold.

PLAN OF DISTRIBUTION

The selling shareholders, which term as used in this prospectus includes donees, pledgees, transferees or other successors-in-interest selling the Shares registered hereunder, may, from time to time, sell, transfer or otherwise dispose of any or all of such Shares on any stock exchange, market or trading facility on which the Shares are traded, in the over-the-counter-market, in private transactions or via any other method permitted pursuant to applicable law. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of the Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades, which may involve crosses, in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	agreement between broker-dealers and the selling shareholders to sell a specified number of the Shares at a stipulated price per share; and

•	a combination of any such methods of sale, or any other method(s) permitted pursuant to applicable law.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

Each selling shareholder may, from time to time, pledge or grant a security interest in some or all of the Shares owned by him and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell such Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors-in-interest as selling shareholders under this prospectus. The selling shareholders also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of their Shares, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell Shares short and deliver Shares to close out their short positions, or loan or pledge Shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or engage in the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the Shares offered by them will be the purchase price of the Shares less discounts or commissions, if any. The selling shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. We will not receive any of the proceeds from this offering. The selling shareholders also may resell all or a portion of their Shares in open market transactions in reliance on Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of any of the selling shareholders’ Shares or interests therein may be deemed “underwriters” within the meaning of Section 2(11) of the Securities Act.  In such event, any discounts, commissions, concessions or profit the selling shareholders earn on any resale of their Shares may be deemed to be underwriting discounts and commissions under the Securities Act. If a selling shareholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, such selling shareholder will be subject to the prospectus delivery requirements of the Securities Act. We are not aware of any underwriting plan or agreement, underwriters’ or dealers’ compensation, or passive market making or stabilizing transactions involving the purchase or distribution of the Shares registered pursuant to this prospectus.

To the extent required, the Shares to be sold, the name of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or any discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement that includes this prospectus, or, if appropriate, a filing pursuant to the Exchange Act.

In order to comply with the securities laws of some states, if applicable, the Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of Shares against certain liabilities, including liabilities arising under the Securities Act.

Pursuant to the Purchase Agreement, we have agreed to indemnify the selling shareholders and any underwriter that facilitates the disposition of Shares against liabilities, including liabilities under the Securities Act or otherwise, relating to the registration of the Shares offered by this prospectus, where such liabilities arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in this prospectus or the registration statement of which this prospectus is a part, or arise out of or are based upon the omission or alleged omission of a material fact required or necessary to be stated in this prospectus or the registration statement of which this prospectus is a part in order to make this prospectus or such registration statement not misleading, except to the extent that such untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon written information furnished by the selling shareholders, or any underwriter that facilitates the disposition of the Shares on their behalf, to us expressly for use in this prospectus or the registration statement of which this prospectus is a part.

Furthermore, the selling shareholders have agreed (and any underwriter that facilitates the disposition of their Shares on their behalf shall agree) to indemnify us against liabilities, including liabilities under the Securities Act or otherwise, relating to the registration of the Shares offered by this prospectus, where such liabilities arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in this prospectus or the registration statement of which this prospectus is a part, or arise out of or are based upon the omission or alleged omission of a material fact required or necessary to be stated in this prospectus or the registration statement of which this prospectus is a part in order to make this prospectus or such registration statement not misleading, but only to the extent that such untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon written information furnished by the selling shareholders, or any underwriter that facilitates the disposition of the Shares on their behalf, to us expressly for use in this prospectus or the registration statement of which this prospectus is a part.  In no event is any selling shareholder liable for any amounts in excess of the proceeds actually received by such selling shareholder from the sale of his Shares (after deducting any fees, discounts and commissions) and in no event is any underwriter liable for any amounts in excess of the aggregate discount, commission or other compensation payable to it.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of:

•	such time as all of the Shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement, and

•	the date on which such Shares may be sold without restriction (including volume limitations) pursuant to Rule 144 of the Securities Act.

We have agreed to bear all of the expenses in connection with the registration of such Shares, except for underwriting discounts and selling commissions.

Pursuant to the terms of the Purchase Agreement, the selling shareholders have agreed, until the effective date of the registration statement of which this prospectus is a part, not to offer, dispose of or pledge any of the Shares, and not to enter into any swap or other arrangement that transfers the economic consequences of ownership of any of the Shares, except that the selling shareholders may pledge their Shares to a former shareholder of EBTEC. Furthermore, pursuant to the Purchase Agreement, each selling shareholder has agreed that, for 90 days after the effective date of the registration statement of which this prospectus is a part, he shall not effect any transfer of more than 5,000 Shares in any one day, unless such transfer is by way of a gift or by way of any transfer to a family member or trust or custodian for the benefit of the selling shareholder or his family members upon the selling shareholder’s death.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of EDAC Technologies Corporation pursuant to the Articles of Incorporation, Bylaws or applicable law, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Robinson & Cole LLP, Hartford, Connecticut.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants and successors to the practice of CCR LLP, upon the authority of said firm as experts in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. We have omitted certain parts of the registration statement as permitted by the rules and regulations of the SEC. For further information about us and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC.  Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and web site of the SEC referred to above. Our common stock is quoted on the NASDAQ Capital Market, and you may also inspect and copy our SEC filings at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006.

You should rely only on the information provided in this prospectus and the registration statement. We have not authorized anyone else to provide you with different information.  The securities are not being offered in any state where the offer is not permitted.  You should assume that the information in this prospectus is accurate only as of the dates of those documents.  Our business, financial condition, results of operations and prospects may have changed since those dates.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011; filed with the SEC on March 8, 2012

2.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012; filed with the SEC on May 1, 2012 ;

3.	Our Proxy for our shareholders’ meeting held on April 25, 2012, filed on March 19, 2012;

4.	Our Current Reports on Form 8-K filed with the SEC February 21, 2012, March 7, 2012, April 25, 2012, April 26, 2012, June 1, 2012 and June 6, 2012; and

5.	Our description of our common stock contained in our Form 8-A filed with the SEC on May 30, 2007.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any request for documents to EDAC Technologies Corporation, 1806 New Britain Avenue, Farmington, Connecticut 06032. The telephone number for our office is (860) 677-2603.

150,523  Shares of Common Stock

PROSPECTUS

[____] [___], 2012

__________________________________________________________________________________________________________________________________________________________________________
__________________________________________________________________________________________________________________________________________________________________________

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by us in connection with the offering of the securities being registered.  All such expenses are being borne by us.

SEC Registration Fee	$196
Accounting Fees and Expenses*	$20,000
Legal Fees and Expenses*	$15,000
Miscellaneous Expenses*	$1,000
Total*	$36,196
* Estimated.

Item 15.   Indemnification of Directors and Officers

Section 180.0851 of the Wisconsin Business Corporations Law (the “WBCL”) requires the indemnification of directors and officers of a Wisconsin corporation: (a) to the extent such officer or director is successful in the defense of a proceeding; and (b) in proceedings against a director or officer serving in his or her capacity as a director or officer of the corporation, even if such director or officer is not successful in defense thereof, unless it is determined that such director or officer breached or failed to perform his or her duties to the corporation and such breach or failure constituted:  (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

Under Section 180.0828 of the WBCL, the directors of the corporation are not personally liable for breach of any duty resulting solely from his or her status as a director, unless it is proved that the director’s conduct constituted one of the four exceptions to mandatory indemnification as described above.

Section 180.0858 of the WBCL provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the articles of incorporation or bylaws of the corporation, a written agreement between the director or officer and the corporation, or a resolution of the Board of Directors or the shareholders of the corporation.

Article VIII of our bylaws (the “Bylaws”) contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL.  The Bylaws provide that an officer or director seeking indemnification is entitled to indemnification if we determine that such director or officer has met the applicable standard of conduct under the Bylaws.  Such determination shall be made:  (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (b) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (c) by the affirmative vote of a majority of the shares entitled to vote thereon.

The Bylaws also provide that expenses, including attorneys’ fees, incurred by a director or officer in defending a civil or criminal action, suit or proceeding may be paid by EDAC in advance of the final disposition of such action, suit or proceeding as authorized in a specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that such director or officer is entitled to be indemnified by us as authorized in Article VIII of the Bylaws.

Furthermore, all of our directors and officers have entered into an indemnification agreement (the “Indemnification Agreement”) with us. The Indemnification Agreement clarifies the procedures for seeking indemnification under Article VIII of the Bylaws.

Section 1 of the Indemnification Agreement provides that: (i) within five days of receiving a written demand for indemnification from a director or officer, we will either provide a written notice to such director or office informing him or her that he or she is entitled to indemnification under Article VIII of our Bylaws; or (ii) within fifteen days of receipt of such officer’s or director’s written demand for indemnification, we will cause independent legal counsel to submit an opinion as to whether or not such director or officer is entitled to indemnification under Article VIII of the Bylaws.

Section 2 of the Indemnification Agreement provides that, should independent legal counsel fail to issue an opinion or issue an opinion that such director or officer would not be permitted to be indemnified (in whole or in part) under applicable law, the director or officer may commence litigation seeking a determination on his or her written demand for indemnification or challenging the independent legal counsel’s opinion that such director or officer may not be indemnified under applicable law.

Section 3 of the Indemnification Agreement provides that, whenever such director or officer institutes a proceeding under the Indemnification Agreement or is a party to a proceeding brought by EDAC under the Indemnification Agreement, such director or officer shall be entitled to be paid all expenses incurred in connection with any such proceeding, and shall be entitled to the advancement of expenses with respect to such proceeding, regardless of whether or not such director or officer is successful in such proceeding, unless the court hearing such proceeding determines that the each of the director’s or officer’s material assertions or material defenses (as the case may be) were made in bad faith or were frivolous.

In addition, Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

Our officers and directors are also covered by a directors’ and officers’ liability insurance policy for acts or omissions related to the conduct of their duties, subject to certain exceptions and limitations specified in the policy.  The insurance covers certain liabilities which may arise under the Securities Act of 1933, as amended.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of EDAC Technologies Corporation pursuant to the Articles of Incorporation, Bylaws or applicable law, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 16.   Exhibits

The following exhibits are included or incorporated herein by reference:

Exhibit No.	Description

5.1	Opinion of Robinson & Cole LLP
23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm
23.2	Consent of Robinson & Cole LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereof)

Item 17.   Undertakings

The undersigned Registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.           That, for the purpose of determining liability under the Securities Act to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.           The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington, State of Connecticut, on June 28, 2012.

EDAC TECHNOLOGIES CORPORATION

By: /s/ Dominick A. Pagano
Dominick A. Pagano
President and
Chief Executive Officer

Each such person whose signature appears below hereby appoints Glenn L. Purple as his or her true and lawful attorney-in-fact and agent, with full power and substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement, and any registration statement relating to any offering made in connection with the offering covered by this Registration Statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as full and for all intents and purposes and he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Dominick A. Pagano	President and Chief Executive Officer	June 28, 2012
Dominick A. Pagano	(Principal Executive Officer)

/s/ Glenn L. Purple	Vice President and	June 28, 2012
Glenn L. Purple	Chief Financial Officer
(Principal Accounting and Financial Officer)

/s/ Lee K. Barba	Director	June 28, 2012
Lee K. Barba

/s/ Joseph P. Lebel	Director	June 28, 2012
Joseph P. Lebel

/s/ John A. Rolls	Director	June 28, 2012
John A. Rolls

/s/ Joseph S. Ruggiero	Director	June 28, 2012
Joseph S. Ruggiero

/s/ Christopher R. Sansone	Director	June 28, 2012
Christopher R. Sansone

/s/ Daniel C. Tracy	Director	June 28, 2012
Daniel C. Tracy

 INDEX OF EXHIBITS

Exhibit No.	Description

5.1	Opinion of Robinson & Cole LLP
23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm
23.2	Consent of Robinson & Cole LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereof)